Exhibit 3.12

FILED

MAR 22 1994

LONNA R. HOOKS

Secretary of State

CERTIFICATE OF INCORPORATION

OF

AMBULANCE TRANSPORT SYSTEMS, INC.

To:	The Secretary of State
State of New Jersey

The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is AMBULANCE TRANSPORT SYSTEMS, INC.

SECOND: The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

THIRD: The Aggregate number of shares which the corporation shall have the authority to issue is:

1,000 shares without nominal or par value

FOURTH: The address of the corporation’s initial registered office and the name of the corporation’s initial registered agent therein are:

Kathleen M. Morley         11 Mistletoe Road, Matawan, NJ 07747

FIFTH: The number of directors constituting the initial board of directors shall be one and the names and addresses of the directors are as follows:

Kathleen M. Morley         11 Mistletoe Road, Matawan, NJ 07747

SIXTH: No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

SEVENTH: The name and address of the incorporator is as follows:

Christine Suarez-Loures         253B State Highway 79, Morganville, NJ 07751

IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has hereunto signed this Certificate of Incorporation.

Dated: March 21, 1994	/s/ Christine Suarez-Loures
Christine Suarez-Loures